Amendment No. 3

to the Senior Secured Convertible Promissory Note

original due date February 13, 2006

This Amendment No. 3 (“Amendment”) is hereby made between FinancialContent Services, Inc. (“Maker”), and Jade Special Strategy, LLC (“Holder”) (hereinafter Maker and Holder each a “Party” and collectively “Parties”).

WHEREAS, Maker was unable to pay the Senior Secured Convertible Promissory Note ( the “Note”) in full by December 31, 2007;

WHEREAS, Maker had previously agreed to increase the principal of the Note by $75,000;

WHEREAS, Maker had previously agreed to a one-time penalty of less than $50,000 to be determined no later than February 29, 2008;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree to modify the terms and conditions of the Note as follows:

1)	Holder agrees to waive the one-time penalty;
2)	Maker agrees to increase the principal of the Note by $10,000 if the Note is not paid in full by March 15, 2008.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date indicated below.

FinancialContent, Inc.	Jade Special Strategy, LLC

By:	/s/____________________	By:	/s/_______________________

Name: Wing Yu	Name: David Propis

Title: Chief Executive Officer	Title: Manager

Date: February 22, 2008	Date: February 26, 2008